GAMING AND LEISURE PROPERTIES REPORTS RECORD THIRD QUARTER 2024 RESULTS

WYOMISSING, PA — October 24, 2024 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI” or the “Company”) today announced financial results for the quarter ended September 30, 2024.

Financial Highlights

	Three Months Ended September 30,
(in millions, except per share data)	2024	2023
Total Revenue	$385.3	$359.6
Income from Operations	$271.4	$268.3
Net Income	$190.1	$189.3
FFO (1) (4)	$250.6	$254.4
AFFO (2) (4)	$268.2	$251.2
Adjusted EBITDA (3) (4)	$346.4	$327.1
Net income, per diluted common share and OP units(4)	$0.67	$0.70
FFO, per diluted common share and OP units (4)	$0.89	$0.94
AFFO, per diluted common share and OP units (4)	$0.95	$0.92

(1)  Funds from Operations ("FFO") is net income, excluding (gains) or losses from dispositions of property and real estate depreciation as defined by NAREIT.

(2) Adjusted Funds From Operations ("AFFO") is FFO, excluding, as applicable to the particular period, stock based compensation expense; the amortization of debt issuance costs, bond premiums and original issuance discounts; other depreciation; amortization of land rights; accretion on investment in leases, financing receivables; non-cash adjustments to financing lease liabilities; capitalized interest; property transfer tax recoveries and impairment charges; straight-line rent and deferred rent adjustments; losses on debt extinguishment; and provision (benefit) for credit losses, net, reduced by capital maintenance expenditures.

(3)  Adjusted EBITDA is net income, excluding, as applicable to the particular period, interest, net; income tax expense; real estate depreciation; other depreciation; (gains) or losses from dispositions of property; stock based compensation expense, straight-line rent and deferred rent adjustments, amortization of land rights, accretion on investment in leases, financing receivables; non-cash adjustments to financing lease liabilities; property transfer tax recoveries and impairment charges; losses on debt extinguishment and provision (benefit) for credit losses, net.

(4)  Metrics are presented assuming full conversion of limited partnership units to common shares and therefore before the income statement impact of non-controlling interests.

Peter Carlino, Chairman and Chief Executive Officer of GLPI, commented, "GLPI’s expansion and growth momentum continues unabated with strong third quarter financial results reflecting the consistent performance of our legacy tenant portfolio and the addition of two additional tenants earlier this year. During the quarter we also set the course for continued mid- and long-term growth through the actualization of several significant accretive transactions with Bally's which we expect will benefit comparisons in the fourth quarter and beyond. Third quarter total revenue rose 7.1% year over year to $385.3 million and AFFO grew 6.8%, highlighting the measured growth of our property portfolio, rent escalations and our discipline around liquidity and our capital structure. With our opportunistic approach to portfolio expansion, the proven long-term resiliency of our tenants’ revenue streams, and attractive rent coverage ratios across our portfolio, we expect to continue to deliver strong capital returns and yields for our shareholders. Reflecting these factors, our third quarter 2024 dividend of $0.76 per share increased from $0.73 per share in the year-ago period and $0.705 in 2022.

“Early in the third quarter we announced a $1.585 billion transaction with Bally’s Corporation (“Bally’s”) that reflects our proven, value enhancing strategy of working with our tenants to structure transactions that efficiently create and fund growth opportunities. Together with Bally’s, our teams structured a series of innovative, multi-faceted transactions that are expected to deliver an 8.3% blended initial cash yield to GLPI with conservative rent coverage. Through these transactions, GLPI adds three more assets to our existing portfolio with the addition of Bally’s Kansas City Casino and Bally’s Shreveport Casino & Hotel, and the exciting greenfield development of Bally’s permanent facility in Chicago. Last month, we completed the $250 million acquisition of the land on which Bally’s Chicago casino will be constructed. With our acquisition of the Chicago land, the prior lease was assumed by an affiliate of GLPI and amended to reflect annual rent of $20 million, representing an initial cash yield of 8.0%. Inclusive of the land, GLPI will own substantially all of the real estate and improvements related to the Chicago casino and hotel for a total investment of $1.19 billion, resulting in a blended initial cash investment yield of 8.4% with stabilized rent coverage for the lease expected to be in the range of 2.0x to 2.4x. The completion of the Chicago land purchase is a significant milestone toward the development of Bally’s Chicago, which is expected to be a must-visit destination casino resort in the heart of Chicago. We are delighted to be working with the Bally’s team, the host community and various local stakeholders to deliver a world-class entertainment center in the nation’s third largest metropolitan area. Our early July agreements with Bally’s also favorably amended the terms of our option to acquire Bally’s Lincoln by the end of 2026, providing added visibility for another possible accretive growth driver.

“This month, Bally’s oversaw the first stage of the important redevelopment of our blue chip 35-acre site on the Las Vegas Strip with the demolition of the Tropicana. This is a historic first step in bringing Major League Baseball’s Athletics to Las Vegas through the development of a new 30,000-seat stadium surrounded by an integrated casino resort facility.

“Our disciplined capital investment approach and relationships with the industry’s leading operators combined with our focus on stable and resilient regional gaming markets, supports our confidence that the Company is well positioned to further grow our cash dividend and drive long-term shareholder value. Our investment activity in 2024 of nearly $2 billion at an attractive blended yield of 8.4% is a firm affirmation of GLPI's disciplined capital investment approach. The combination of our unrivaled gaming and real estate industry expertise and strong balance sheet has positioned GLPI as a development funding and real estate partner of choice for operators of all sizes and has created a platform for near- and long-term growth and the appreciation of shareholder value.”

Recent Developments

•On September 11, 2024, the Company completed its previously announced $250 million acquisition of the land on which Bally's (NYSE: BALY) permanent Chicago Casino will be constructed. With the completion of the land purchase, annual rent of $20 million, representing an initial cash yield of 8.0% is now being received.

•In September 2024, the Company entered into a $110 million delayed draw term loan facility with the Ione Band of Miwok Indians ("Ione") (the "Ione Loan") to provide the tribe funding for a new casino development near Sacramento, California. Ione has an option at the end of the Ione Loan term to satisfy the loan obligation by converting the outstanding principal into a long-term lease with an initial term of twenty-five (25) years and a maximum term of forty-five (45) years. These agreements were entered into subsequent to receiving a declination letter from the National Indian Gaming Commission approving the transaction documents, including the long-term lease. As of September 30, 2024, $13.7 million was advanced and outstanding under the Ione Loan which has a 5-year term and an interest rate of 11%.

•In late August 2024, the Company's development project in Rockford, Illinois was completed. As of September 30, 2024, the entire $150 million loan commitment has been funded which accrues interest at 10%.

•The Company entered into forward sale agreements to sell 8,170,387 shares for a net sales price of $409.3 million. No amounts have been or will be recorded on the Company's balance sheet with respect to these forward sale agreements until settlement.

•On August 6, 2024, the Company issued $1.2 billion in Senior Unsecured Notes ("Notes"). The Notes were issued in two tranches; the first was a 5.625%, $800 million note that will mature on September 15, 2034 and was priced at 99.094% of par value and the second was a 6.250%, $400 million note that will mature on September 15, 2054 and was priced at 99.183% of par value.

•On July 12, 2024, the Company announced that it entered into a binding term sheet with Bally’s pursuant to which the Company intends to acquire the real property assets of Bally’s Kansas City Casino and Bally’s Shreveport Casino &

Hotel as well as the land under Bally’s planned permanent Chicago casino site, and fund the construction of certain real property improvements of the Bally's Chicago Casino Resort, for aggregate consideration of approximately $1.585 billion. In aggregate, the transaction represents a blended 8.3% initial cash yield. Further, the Company secured adjustments to the purchase price and related cap rate related to the existing, previously announced, contingent purchase option for Bally’s Lincoln facility, as well as the addition of a right for GLPI to call the asset beginning in October 2026. The updated purchase price for Bally’s Lincoln is $735 million at an 8.0% cap rate.

•On June 3, 2024, the Company announced an agreement to fund and oversee a landside move and hotel renovation of the Belle of Baton Rouge ("The Belle") in Baton Rouge, LA for its tenant The Queen Casino and Entertainment Inc. ("Casino Queen"). The Company has committed to provide up to approximately $111 million of funding for the project ($15 million of which has been funded as of September 30, 2024), which is expected to be completed by September 2025. The casino will continue to operate except while gaming equipment is being moved to the new facility. The Company will own the new facility and Casino Queen will pay an incremental rental yield of 9.0% on the development funding beginning a year from the initial disbursement of funds, which occurred on May 30, 2024.

•On May 16, 2024, the Company acquired the real estate assets of the Silverado Franklin Hotel & Gaming Complex, the Deadwood Mountain Grand casino, and Baldini's Casino, for $105.0 million. Simultaneous with the acquisition, GLPI and affiliates of Strategic Gaming Management, LLC ("Strategic") entered into two cross-defaulted triple-net lease agreements, each for an initial 25-year term with two ten-year renewal periods. The Company also provided $5 million in capital improvement proceeds at the closing of the transactions for capital improvements for a total investment of $110 million. The initial aggregate annual cash rent for the new leases is $9.2 million, inclusive of capital improvement funding, and rent is subject to a fixed 2.0% annual escalation beginning in year three of the lease and a CPI based annual escalation beginning in year 11 of the lease, of the greater of 2.0% or CPI capped at 2.5%.

•On February 6, 2024, the Company acquired the real estate assets of Tioga Downs Casino Resort ("Tioga Downs") in Nichols, NY from American Racing & Entertainment, LLC ("American Racing") for $175.0 million. Simultaneous with the acquisition, an affiliate of GLPI and American Racing entered into a triple-net lease agreement for an initial 30-year term. The initial rent is $14.5 million and is subject to annual fixed escalations of 1.75% beginning with the first anniversary which increases to 2% beginning in year fifteen of the lease through the remainder of the initial term.

Dividends
On August 28, 2024, the Company announced that its Board of Directors declared a third quarter dividend of $0.76 per share on the Company's common stock that was paid on September 27, 2024, to shareholders of record on September 13, 2024.

2024 Guidance

The Company's AFFO guidance for the full year 2024 is based on the following assumptions and other factors:

•The guidance does not include the impact on operating results from any possible future acquisitions or dispositions, future capital markets activity, or other future non-recurring transactions other than anticipated fundings on current development projects.
•The guidance assumes there will be no material changes in applicable legislation, regulatory environment, world events, including weather, public health, recent consumer trends, economic conditions, oil prices, competitive landscape or other circumstances beyond our control that may adversely affect the Company's results of operations.

The Company estimates AFFO for the year ending December 31, 2024 will be between $1.055 billion and $1.058 billion, or between $3.74 and $3.76 per diluted share and OP units.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including the information above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, provision for credit losses, net, and other non-core items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. In particular, the Company is unable to predict with reasonable certainty the amount of the change in the provision for credit losses, net, under ASU No. 2016-13 - Financial Instruments - Credit Losses

("ASC 326") in future periods. The non-cash change in the provision for credit losses under ASC 326 with respect to future periods is dependent upon future events that are entirely outside of the Company's control and may not be reliably predicted, including the performance and future outlook of our tenant's operations for our leases that are subject to ASC 326, as well as broader macroeconomic factors and future predictions of such factors. As a result, forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Portfolio Update

GLPI's primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. As of September 30, 2024, GLPI's portfolio consisted of interests in 66 gaming and related facilities, including, the real property associated with 34 gaming and related facilities operated by PENN Entertainment, Inc. (NASDAQ: PENN) ("PENN"), the real property associated with 6 gaming and related facilities operated by Caesars Entertainment, Inc. (NASDAQ: CZR) ("Caesars"), the real property associated with 4 gaming and related facilities operated by Boyd Gaming Corporation (NYSE: BYD) ("Boyd"), the real property associated with 9 gaming and related facilities operated by Bally's Corporation (NYSE: BALY) ("Bally's") and 1 facility under development for Bally's in Chicago, Illinois, the real property associated with 3 gaming and related facilities operated by The Cordish Companies, the real property associated with 4 gaming and related facilities operated by Casino Queen, 1 gaming and related facility operated by American Racing, 3 gaming and related facilities operated by Strategic and 1 facility managed by a subsidiary of Hard Rock International ("Hard Rock"). These facilities are geographically diversified across 20 states and contain approximately 29.3 million square feet of improvements.

Conference Call Details

The Company will hold a conference call on October 25, 2024, at 10:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877/407-0784
International: 1-201/689-8560

Conference Call Playback:
Domestic: 1-844/512-2921
International: 1-412/317-6671
Passcode: 13749226
The playback can be accessed through Friday, November 1, 2024.

Webcast
The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary software. A replay of the call will also be available for 90 days thereafter on the Company’s website.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Rental income	$333,244	$321,206	$996,641	$958,410
Income from investment in leases, financing receivables	47,503	38,332	137,782	112,931
Income from sales-type leases	1,240	—	1,240	—
Interest income from real estate loans	3,354	22	6,268	22
Total income from real estate	385,341	359,560	1,141,931	1,071,363

Operating expenses
Land rights and ground lease expense	11,758	12,406	35,446	36,312
General and administrative	13,472	13,600	45,209	42,689
Gains from dispositions of property	(3,790)	(22)	(3,790)	(22)
Property transfer tax recovery	—	(2,187)	—	(2,187)
Depreciation	64,771	65,846	195,393	197,131
Provision for credit losses, net	27,686	1,613	47,194	24,012
Total operating expenses	113,897	91,256	319,452	297,935
Income from operations	271,444	268,304	822,479	773,428

Other income (expenses)
Interest expense	(95,705)	(79,788)	(269,050)	(240,519)
Interest income	14,876	1,273	32,173	6,801
Losses on debt extinguishment	—	—	—	(556)
Total other expenses	(80,829)	(78,515)	(236,877)	(234,274)

Income before income taxes	190,615	189,789	585,602	539,154
Income tax expense	515	482	1,564	1,040
Net income	$190,100	$189,307	$584,038	$538,114
Net income attributable to non-controlling interest in the Operating Partnership	(5,406)	(5,297)	$(16,630)	(15,123)
Net income attributable to common shareholders	$184,694	$184,010	$567,408	$522,991

Earnings per common share:
Basic earnings attributable to common shareholders	$0.67	$0.70	$2.08	$1.99
Diluted earnings attributable to common shareholders	$0.67	$0.70	$2.08	$1.99

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Three Months Ended September 30, 2024	Building base rent	Land base rent	Percentage rent and other rental revenue	Interest income on real estate loans	Total cash income	Straight-line rent and deferred rent adjustments	Ground rent in revenue	Accretion on financing leases	Total income from real estate
Amended PENN Master Lease	$53,089	$10,758	$6,543	$—	$70,390	$4,952	$499	$—	$75,841
PENN 2023 Master Lease	58,913	—	(132)	—	58,781	5,621	—	—	64,402
Amended Pinnacle Master Lease	61,482	17,814	8,122	—	87,418	1,858	2,045	—	91,321
PENN Morgantown Lease	—	785	—	—	785	—	—	—	785
Caesars Master Lease	16,022	5,932	—	—	21,954	2,197	330	—	24,481
Horseshoe St. Louis Lease	5,918	—	—	—	5,918	399	—	—	6,317
Boyd Master Lease	20,469	2,946	3,047	—	26,462	574	432	—	27,468
Boyd Belterra Lease	724	474	500	—	1,698	151	—	—	1,849
Bally's Master Lease	26,410	—	—	—	26,410	—	2,667	—	29,077
Maryland Live! Lease	19,078	—	—	—	19,078	—	2,179	3,482	24,739
Pennsylvania Live! Master Lease	12,718	—	—	—	12,718	—	302	2,221	15,241
Casino Queen Master Lease	7,912	—	—	—	7,912	41	—	—	7,953
Tropicana Las Vegas Lease	—	3,070	—	—	3,070	—	—	—	3,070
Rockford Lease	—	2,013	—	—	2,013	—	—	509	2,522
Rockford Loan	—	—	—	3,308	3,308	—	—	—	3,308
Tioga Lease	3,632	—	—	—	3,632	—	2	587	4,221
Strategic Gaming Leases	2,300	—	—	—	2,300	—	106	294	2,700
Ione Loan	—	—	—	46	46	—	—	—	46
Bally's Chicago Lease	—	1,111	—	—	1,111	(1,111)	—	—	—
Total	$288,667	$44,903	$18,080	$3,354	$355,004	$14,682	$8,562	$7,093	$385,341

(1) Includes $0.1 million of tenant improvement allowance amortization for the three months ended September 30, 2024.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Nine Months Ended September 30, 2024	Building base rent	Land base rent	Percentage rent and other rental revenue	Interest income on real estate loans	Total cash income	Straight-line rent and deferred rent adjustments (2)	Ground rent in revenue	Accretion on financing leases	Total income from real estate
Amended PENN Master Lease	$159,269	$32,276	$19,562	$—	$211,107	$14,856	$1,680	$—	$227,643
PENN 2023 Master Lease	176,739	—	(354)	—	176,385	16,864	—	—	193,249
Amended Pinnacle Master Lease	182,840	53,442	23,088	—	259,370	5,574	6,163	—	271,107
PENN Morgantown Lease	—	2,353	—	—	2,353	—	—	—	2,353
Caesars Master Lease	48,065	17,796	—	—	65,861	6,589	990	—	73,440
Horseshoe St. Louis Lease	17,753	—	—	—	17,753	1,196	—	—	18,949
Boyd Master Lease	60,873	8,839	8,499	—	78,211	1,722	1,297	—	81,230
Boyd Belterra Lease	2,152	1,421	1,463	—	5,036	454	—	—	5,490
Bally's Master Lease	78,357	—	—	—	78,357	—	7,998	—	86,355
Maryland Live! Lease	57,234	—	—	—	57,234	—	6,545	11,433	75,212
Pennsylvania Live! Master Lease	38,010	—	—	—	38,010	—	933	6,668	45,611
Casino Queen Master Lease	23,721	—	—	—	23,721	118	—	—	23,839
Tropicana Las Vegas Lease	—	8,425	—	—	8,425	—	—	—	8,425
Rockford Lease	—	6,013	—	—	6,013	—	—	1,518	7,531
Rockford Loan	—	—	—	6,222	6,222	—	—	—	6,222
Tioga Lease	9,475	—	—	—	9,475	—	4	1,744	11,223
Strategic Gaming Leases	3,475	—	—	—	3,475	—	141	390	4,006
Ione Loan	—	—	—	46	46	—	—	—	46
Bally's Chicago Lease	—	1,111	—	—	1,111	(1,111)	—	—	—
Total	$857,963	$131,676	$52,258	$6,268	$1,048,165	$46,262	$25,751	$21,753	$1,141,931

(2) Includes $0.2 million of tenant improvement allowance amortization for the nine months ended September 30, 2024.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$190,100	$189,307	$584,038	$538,114
Gains from dispositions of property	(3,790)	(22)	(3,790)	(22)
Real estate depreciation	64,289	65,155	193,943	195,494
Funds from operations	$250,599	$254,440	$774,191	$733,586
Straight-line rent and deferred rent adjustments (1)	(14,682)	(8,942)	(46,262)	(26,445)
Other depreciation	482	691	1,450	1,637
Provision (benefit) for credit losses, net	27,686	1,613	47,194	24,012
Amortization of land rights	3,276	3,699	9,828	10,278
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,803	2,406	8,172	7,312
Stock based compensation	5,463	5,139	19,010	17,959
Capitalized interest	(857)	—	(857)	—
Property transfer tax recovery	—	(2,187)	—	(2,187)
Losses on debt extinguishment	—	—	—	556
Accretion on investment in leases, financing receivables	(7,093)	(5,813)	(21,753)	(16,806)
Non-cash adjustment to financing lease liabilities	112	122	358	347
Capital maintenance expenditures (2)	453	(17)	(99)	(25)
Adjusted funds from operations	$268,242	$251,151	$791,232	$750,224
Interest, net (3)	80,047	77,835	234,697	231,707
Income tax expense	515	482	1,564	1,040
Capital maintenance expenditures (2)	(453)	17	99	25
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,803)	(2,406)	(8,172)	(7,312)
Capitalized interest	857	—	857	—
Adjusted EBITDA	$346,405	$327,079	$1,020,277	$975,684

Net income, per diluted common share and OP units	$0.67	$0.70	$2.08	$1.99
FFO, per diluted common share and OP units	$0.89	$0.94	$2.76	$2.71
AFFO, per diluted common share and OP units	$0.95	$0.92	$2.82	$2.77

Weighted average number of common shares and OP units outstanding
Diluted common shares	274,798,368	264,207,465	272,851,372	263,425,023
OP units	8,087,630	7,653,326	8,030,568	7,651,226
Diluted common shares and OP units	282,885,998	271,860,791	280,881,940	271,076,249

(1) The three and nine months periods ended September 30, 2024 include $0.1 million and $0.2 million of tenant improvement allowance amortization.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

(3) Excludes a non-cash interest expense gross up related to certain ground leases.

Reconciliation of Cash Net Operating Income
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2024
Adjusted EBITDA	$346,405	$1,020,277
General and administrative expenses	13,472	45,209
Stock based compensation	(5,463)	(19,010)
Cash net operating income (1)	$354,414	$1,046,476

(1) Cash net operating income is cash rental income and interest on real estate loans less cash property level expenses.

Gaming and Leisure Properties, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2024	December 31, 2023
Assets
Real estate investments, net	$8,014,976	$8,168,792
Investment in leases, financing receivables, net	2,313,775	2,023,606
Investment in leases, sales-type, net	257,207	—
Real estate loans, net	158,854	39,036
Right-of-use assets and land rights, net	825,367	835,524
Cash and cash equivalents	494,135	683,983
Held to maturity investment securities (1)	554,106	—
Other assets	62,577	55,717
Total assets	$12,680,997	$11,806,658

Liabilities
Accounts payable and accrued expenses	$5,488	$7,011
Accrued interest	95,657	83,112
Accrued salaries and wages	5,174	7,452
Operating lease liabilities	196,432	196,853
Financing lease liabilities	60,673	54,261
Long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	7,413,012	6,627,550
Deferred rental revenue	238,419	284,893
Other liabilities	41,390	36,572
Total liabilities	8,056,245	7,297,704

Equity
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued or outstanding at September 30, 2024 and December 31, 2023)	—	—
Common stock ($.01 par value, 500,000,000 shares authorized, 274,391,553 and 270,922,719 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively)	2,744	2,709
Additional paid-in capital	6,204,578	6,052,109
Accumulated deficit	(1,952,445)	(1,897,913)
Total equity attributable to Gaming and Leisure Properties	4,254,877	4,156,905
Noncontrolling interests in GLPI's Operating Partnership 8,087,630 units and 7,653,326 units outstanding at September 30, 2024 and December 31, 2023, respectively)	369,875	352,049
Total equity	4,624,752	4,508,954
Total liabilities and equity	$12,680,997	$11,806,658

(1) Represents zero coupon treasury bill that at maturity in January 2025 will total $563 million.

Debt Capitalization

The Company’s debt structure as of September 30, 2024 was as follows:

	Years to Maturity	Interest Rate	Balance
			(in thousands)
Unsecured $1,750 Million Revolver Due May 2026	1.6	—%	—
Term Loan Credit Facility due September 2027	2.9	6.497%	600,000
Senior Unsecured Notes Due June 2025	0.7	5.250%	850,000
Senior Unsecured Notes Due April 2026	1.5	5.375%	975,000
Senior Unsecured Notes Due June 2028	3.7	5.750%	500,000
Senior Unsecured Notes Due January 2029	4.3	5.300%	750,000
Senior Unsecured Notes Due January 2030	5.3	4.000%	700,000
Senior Unsecured Notes Due January 2031	6.3	4.000%	700,000
Senior Unsecured Notes Due January 2032	7.3	3.250%	800,000
Senior Unsecured Notes Due December 2033	9.2	6.750%	400,000
Senior Unsecured Notes Due September 2034	10.0	5.625%	800,000
Senior Unsecured Notes Due September 2054	30.0	6.250%	400,000
Other	1.9	4.780%	317
Total long-term debt			7,475,317
Less: unamortized debt issuance costs, bond premiums and original issuance discounts			(62,305)
Total long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts			7,413,012
Weighted average	6.2	5.131%

Rating Agency - Issue Rating

Rating Agency	Rating
Standard & Poor's	BBB-
Fitch	BBB-
Moody's	Ba1

Properties

Description	Location	Date Acquired	Tenant/Operator
Amended PENN Master Lease (14 Properties)
Hollywood Casino Lawrenceburg	Lawrenceburg, IN	11/1/2013	PENN
Argosy Casino Alton	Alton, IL	11/1/2013	PENN
Hollywood Casino at Charles Town Races	Charles Town, WV	11/1/2013	PENN
Hollywood Casino at Penn National Race Course	Grantville, PA	11/1/2013	PENN
Hollywood Casino Bangor	Bangor, ME	11/1/2013	PENN
Zia Park Casino	Hobbs, NM	11/1/2013	PENN
Hollywood Casino Gulf Coast	Bay St. Louis, MS	11/1/2013	PENN
Argosy Casino Riverside	Riverside, MO	11/1/2013	PENN
Hollywood Casino Tunica	Tunica, MS	11/1/2013	PENN
Boomtown Biloxi	Biloxi, MS	11/1/2013	PENN
Hollywood Casino St. Louis	Maryland Heights, MO	11/1/2013	PENN
Hollywood Gaming Casino at Dayton Raceway	Dayton, OH	11/1/2013	PENN
Hollywood Gaming Casino at Mahoning Valley Race Track	Youngstown, OH	11/1/2013	PENN
1st Jackpot Casino	Tunica, MS	5/1/2017	PENN
PENN 2023 Master Lease (7 Properties)
Hollywood Casino Aurora	Aurora, IL	11/1/2013	PENN
Hollywood Casino Joliet	Joliet, IL	11/1/2013	PENN
Hollywood Casino Toledo	Toledo, OH	11/1/2013	PENN
Hollywood Casino Columbus	Columbus, OH	11/1/2013	PENN
M Resort	Henderson, NV	11/1/2013	PENN
Hollywood Casino at the Meadows	Washington, PA	9/9/2016	PENN
Hollywood Casino Perryville	Perryville, MD	7/1/2021	PENN
Amended Pinnacle Master Lease (12 Properties)
Ameristar Black Hawk	Black Hawk, CO	4/28/2016	PENN
Ameristar East Chicago	East Chicago, IN	4/28/2016	PENN
Ameristar Council Bluffs	Council Bluffs, IA	4/28/2016	PENN
L'Auberge Baton Rouge	Baton Rouge, LA	4/28/2016	PENN
Boomtown Bossier City	Bossier City, LA	4/28/2016	PENN
L'Auberge Lake Charles	Lake Charles, LA	4/28/2016	PENN
Boomtown New Orleans	New Orleans, LA	4/28/2016	PENN
Ameristar Vicksburg	Vicksburg, MS	4/28/2016	PENN
River City Casino & Hotel	St. Louis, MO	4/28/2016	PENN
Jackpot Properties (Cactus Petes and Horseshu)	Jackpot, NV	4/28/2016	PENN
Plainridge Park Casino	Plainridge, MA	10/15/2018	PENN
Caesars Master Lease (5 Properties)
Tropicana Atlantic City	Atlantic City, NJ	10/1/2018	CZR
Tropicana Laughlin	Laughlin, NV	10/1/2018	CZR
Trop Casino Greenville	Greenville, MS	10/1/2018	CZR
Isle Casino Hotel Bettendorf	Bettendorf, IA	12/18/2020	CZR
Isle Casino Hotel Waterloo	Waterloo, IA	12/18/2020	CZR
Boyd Master Lease (3 Properties)
Belterra Casino Resort	Florence, IN	4/28/2016	BYD
Ameristar Kansas City	Kansas City, MO	4/28/2016	BYD
Ameristar St. Charles	St. Charles, MO	4/28/2016	BYD
Bally's Master Lease (8 Properties)
Tropicana Evansville	Evansville, IN	6/3/2021	BALY
Bally's Dover Casino Resort	Dover, DE	6/3/2021	BALY
Black Hawk (Black Hawk North, West and East casinos)	Black Hawk, CO	4/1/2022	BALY
Quad Cities Casino & Hotel	Rock Island, IL	4/1/2022	BALY
Bally's Tiverton Hotel & Casino	Tiverton, RI	1/3/2023	BALY
Hard Rock Casino and Hotel Biloxi	Biloxi, MS	1/3/2023	BALY
Casino Queen Master Lease (4 Properties)
DraftKings at Casino Queen	East St. Louis, IL	1/23/2014	Casino Queen
The Queen Baton Rouge	Baton Rouge, LA	12/17/2021	Casino Queen
Casino Queen Marquette	Marquette, IA	9/6/2023	Casino Queen

Belle of Baton Rouge	Baton Rouge, LA	10/1/2018	Casino Queen
Pennsylvania Live! Master Lease (2 Properties)
Live! Casino & Hotel Philadelphia	Philadelphia, PA	3/1/2022	Cordish
Live! Casino Pittsburgh	Greensburg, PA	3/1/2022	Cordish
Strategic Gaming Leases (3 Properties) (1)
Silverado Franklin Hotel & Gaming Complex	Deadwood, SD	5/16/2024	Strategic
Deadwood Mountain Grand Casino	Deadwood, SD	5/16/2024	Strategic
Baldini's Casino	Sparks, NV	5/16/2024	Strategic
Single Asset Leases
Belterra Park Gaming & Entertainment Center	Cincinnati, OH	10/15/2018	BYD
Horseshoe St. Louis	St. Louis, MO	10/1/2018	CZR
Hollywood Casino Morgantown	Morgantown, PA	10/1/2020	PENN
Live! Casino & Hotel Maryland	Hanover, MD	12/29/2021	Cordish
Tropicana Las Vegas	Las Vegas, NV	4/16/2020	BALY
Tioga Downs	Nichols, NY	2/6/2024	American Racing
Hard Rock Casino Rockford	Rockford, IL	8/29/2023	815 ENT Lessee (2)
Bally's Chicago Development	Chicago, IL	9/11/2024	BALY
(1) Represents two cross-defaulted, co-terminus leases
(2) Managed by a subsidiary of Hard Rock

Lease Information

	Master Leases
	PENN 2023 Master Lease	Amended PENN Master Lease	PENN Amended Pinnacle Master Lease	Caesars Amended and Restated Master Lease	BYD Master Lease
Property Count	7	14	12	5	3
Number of States Represented	5	9	8	4	2
Commencement Date	1/1/2023	11/1/2013	4/28/2016	10/1/2018	10/15/2018
Lease Expiration Date	10/31/2033	10/31/2033	4/30/2031	9/30/2038	04/30/2026
Remaining Renewal Terms	15 (3x5 years)	15 (3x5 years)	20 (4x5 years)	20 (4x5 years)	25 (5x5 years)
Corporate Guarantee	Yes	Yes	Yes	Yes	No
Master Lease with Cross Collateralization	Yes	Yes	Yes	Yes	Yes
Technical Default Landlord Protection	Yes	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage	1.1	1.1	1.2	1.2	1.4
Competitive Radius Landlord Protection	Yes	Yes	Yes	Yes	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	1.5% (1)	2%	2%	1.75% (2)	2%
Coverage ratio at June 30, 2024 (3)	1.94	2.19	1.90	1.97	2.59
Minimum Escalator Coverage Governor	N/A	1.8	1.8	N/A	1.8
Yearly Anniversary for Realization	November	November	May	October	May
Percentage Rent Reset Details
Reset Frequency	N/A	5 years	2 years	N/A	2 years
Next Reset	N/A	November 2028	May 2026	N/A	May 2026

(1)    In addition to the annual escalation, a one-time annualized increase of $1.4 million occurs on November 1, 2027.

(2)    Building base rent will be increased by 1.25% annually in the 5th and 6th lease year, 1.75% in the 7th and 8th lease year, and 2% in the 9th lease year and each year thereafter.

(3)    Information with respect to our tenants' rent coverage over the trailing twelve months was provided by our tenants as of June 30, 2024. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy.

Lease Information

Master Leases
	Bally's Master Lease	Casino Queen Master Lease	Pennsylvania Live! Master Lease operated by Cordish	Strategic Gaming Lease (1)
Property Count	8	4	2	3
Number of States Represented	6	3	1	2
Commencement Date	6/3/2021	12/17/2021	3/1/2022	5/16/2024
Lease Expiration Date	06/02/2036	12/31/2036	2/28/2061	5/31/2049
Remaining Renewal Terms	20 (4x5 years)	20 (4x5 years)	21 (1 x 11 years, 1 x 10 years)	20 (2x10 years)
Corporate Guarantee	Yes	Yes	No	Yes
Master Lease with Cross Collateralization	Yes	Yes	Yes	Yes
Technical Default Landlord Protection	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage	1.2	1.4	1.4	1.4 (4)
Competitive Radius Landlord Protection	Yes	Yes	Yes	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	(2)	(3)	1.75%	2% (4)
Coverage ratio at June 30, 2024 (5)	2.08	2.24	2.32	N/A
Minimum Escalator Coverage Governor	N/A	N/A	N/A	N/A
Yearly Anniversary for Realization	June	December	March	June 2026
Percentage Rent Reset Details
Reset Frequency	N/A	N/A	N/A	N/A
Next Reset	N/A	N/A	N/A	N/A

(1)    Consists of two leases that are cross collateralized and co-terminus with each other.

(2)    If the CPI increase is at least 0.5% for any lease year, then the rent shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(3)    Rent increases by 0.5% for the first six years. Beginning in the seventh lease year through the remainder of the lease term, if the CPI increases by at least 0.25% for any lease year then annual rent shall be increased by 1.25%, and if the CPI is less than 0.25% then rent will remain unchanged for such lease year.
(4)    The default adjusted revenue to rent coverage declines to 1.25 if the tenant's adjusted revenues total $75 million or more. Annual rent escalates at 2% beginning in year three of the lease and in year 11 escalates based on the greater of 2% or CPI, capped at 2.5%.

(5)    Information with respect to our tenants' rent coverage over the trailing twelve months was provided by our tenants as of June 30, 2024. Due to the recent additions to the Casino Queen Master Lease the coverage ratio is calculated on a proforma basis. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy.

Lease Information

Single Property Leases
	Belterra Park Lease operated by BYD	Horseshoe St. Louis Lease operated by CZR	Morgantown Ground Lease operated by PENN	Live! Casino & Hotel Maryland operated by Cordish
Commencement Date	10/15/2018	9/29/2020	10/1/2020	12/29/2021
Lease Expiration Date	04/30/2026	10/31/2033	10/31/2040	12/31/2060
Remaining Renewal Terms	25 (5x5 years)	20 (4x5 years)	30 (6x5 years)	21 (1 x 11 years, 1 x 10 years)
Corporate Guarantee	No	Yes	Yes	No
Technical Default Landlord Protection	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage	1.4	1.2	N/A	1.4
Competitive Radius Landlord Protection	Yes	Yes	N/A	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%	1.25% (1)	1.5% (2)	1.75%
Coverage ratio at June 30, 2024 (3)	3.50	2.15	N/A	3.52
Minimum Escalator Coverage Governor	1.8	N/A	N/A	N/A
Yearly Anniversary for Realization	May	October	December	January
Percentage Rent Reset Details
Reset Frequency	2 years	N/A	N/A	N/A
Next Reset	May 2026	N/A	N/A	N/A

(1)    For the second through fifth lease years, after which time the annual escalation becomes 1.75% for the 6th and 7th lease years and then 2% for the remaining term of the lease.

(2)    Increases by 1.5% on the opening date (which occurred on December 22, 2021) and for the first three lease years. Commencing on the fourth anniversary of the opening date and for each anniversary thereafter, if the CPI increase is at least 0.5% for any lease year, the rent for such lease year shall increase by 1.25% of rent as of the immediately preceding lease year, and if the CPI increase is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(3)    Information with respect to our tenants' rent coverage over the trailing twelve months was provided by our tenants as of June 30, 2024. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy.

Lease Information

	Tropicana Las Vegas Ground Lease operated by BALY	Tioga Downs Lease operated by American Racing	Hard Rock Rockford Ground Lease managed by Hard Rock	Chicago Ground Lease with BALY
Commencement Date	9/26/2022	2/6/2024	8/29/2023	9/11/2024
Lease Expiration Date	9/25/2072	2/28/2054	8/31/2122	11/30/2121 (4)
Remaining Renewal Terms	49 (1 x 24 years, 1 x 25 years)	32 years and 10 months (2 x 10 years, 1 x 12 years and 10 months)	None	(4)
Corporate Guarantee	Yes	Yes	No	(4)
Technical Default Landlord Protection	Yes	Yes	Yes	(4)
Default Adjusted Revenue to Rent Coverage	1.4	1.4	1.4	(4)
Competitive Radius Landlord Protection	Yes	Yes	Yes	(4)
Escalator Details
Yearly Base Rent Escalator Maximum	(1)	1.75% (2)	2%	(4)
Coverage ratio at June 30, 2024 (3)	N/A	N/A	N/A	N/A
Minimum Escalator Coverage Governor	N/A	N/A	N/A	N/A
Yearly Anniversary for Realization	October	March	September	(4)
Percentage Rent Reset Details
Reset Frequency	N/A	N/A	N/A	N/A
Next Reset	N/A	N/A	N/A	N/A

(1)    If the CPI increase is at least 0.5% for any lease year, then the rent shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(2)    Increases by 1.75% beginning with the first anniversary and increases to 2% beginning in year fifteen of the lease through the remainder of the initial term.

(3)    Information with respect to our tenants' rent coverage over the trailing twelve months was provided by our tenants as of June 30, 2024. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy.

(4)    The Company is currently in the process of amending and restating the lease to have an initial lease term of 15 years followed by multiple renewal extensions to be agreed upon between Bally's and the Company. The lease is also anticipated to have lease terms generally consistent with the terms of the Bally's Master Lease with respect to the other provisions mentioned above.

Disclosure Regarding Non-GAAP Financial Measures

FFO, FFO per diluted common share and OP units, AFFO, AFFO per diluted common share and OP units, Adjusted EBITDA and Cash Net Operating Income ("Cash NOI"), which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. These metrics are presented assuming full conversion of limited partnership units to common shares and therefore before the income statement impact of non-controlling interests. The Company believes FFO, FFO per diluted common share and OP units, AFFO, AFFO per diluted common share and OP units, Adjusted EBITDA and Cash NOI provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. Cash NOI is rental and other property income, less cash property level expenses. Cash NOI excludes depreciation, the amortization of land rights, real estate general and administrative expenses, other non-routine costs and the impact of certain generally accepted accounting principles (“GAAP”) adjustments to rental revenue-, such as straight-line rent and deferred rent adjustments and non-cash ground lease income and expense. It is management's view that Cash NOI is a performance measure used to evaluate the operating performance of the Company’s real estate operations and provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis.

FFO, FFO per diluted common share and OP units, AFFO, AFFO per diluted common share and OP units, Adjusted EBITDA and Cash NOI are non-GAAP financial measures that are considered supplemental measures for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding (gains) or losses from dispositions of property and real estate depreciation.  We have defined AFFO as FFO excluding, as applicable to the particular period, stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, the amortization of land rights, accretion on investment in leases, financing receivables, non-cash adjustments to financing lease liabilities, property transfer tax recoveries and impairment charges, straight-line rent and deferred rent adjustments, losses on debt extinguishment, capitalized interest, and provision (benefit) for credit losses, net, reduced by capital maintenance expenditures. We have defined Adjusted EBITDA as net income excluding, as applicable to the particular period, interest, net, income tax expense, real estate depreciation, other depreciation, (gains) or losses from dispositions of property, stock based compensation expense, straight-line rent and deferred rent adjustments, the amortization of land rights, accretion on investment in leases, financing receivables, non-cash adjustments to financing lease liabilities, property transfer tax recoveries and impairment charges, losses on debt extinguishment, and provision (benefit) for credit losses, net. Finally, we have defined Cash NOI as Adjusted EBITDA excluding general and administrative expenses and including stock based compensation expense.

FFO, FFO per diluted common share and OP units, AFFO, AFFO per diluted common share and OP units, Adjusted EBITDA and Cash NOI are not recognized terms under GAAP. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as an indication of our ability to fund all of our cash needs, including to make cash distributions to our shareholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per diluted common share and OP units, AFFO, AFFO per diluted common share and OP units, Adjusted EBITDA and Cash NOI, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our expectations regarding our 2024 AFFO guidance and the Company benefiting from recently announced transactions, including the cash and rental yields. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the impact that higher inflation and interest rates and uncertainty with respect to the future state of the economy could have on discretionary consumer spending, including the casino operations of our tenants; unforeseen consequences related to U.S. government monetary policies and stimulus packages on inflation rates and economic growth; GLPI’s ability to successfully consummate the announced transactions with Bally's Corporation (Bally's), including the ability of the parties to satisfy the various conditions to funding, including receipt of all required approvals and consents, or other delays or impediments to completing the proposed transactions; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease the respective properties on favorable terms; the degree and nature of GLPI's competition; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing GLPI's planned acquisitions or projects; the potential of a new pandemic, including its effect on the ability or desire of people to gather in large groups (including in casinos), which could impact GLPI’s financial results, operations, outlooks, plans, goals, growth, cash flows, liquidity, and stock price; GLPI's ability to maintain its status as a REIT, given the highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist, where even a technical or inadvertent violation could jeopardize REIT qualification and where requirements may depend in part on the actions of third parties over which GLPI has no control or only limited influence; the satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis in order for GLPI to maintain its REIT status; the ability and willingness of GLPI’s tenants and other third parties to meet and/or perform their obligations under their respective contractual arrangements with GLPI, including lease and note requirements and in some cases, their obligations to indemnify, defend and hold GLPI harmless from and against various claims, litigation and liabilities; the ability of GLPI’s tenants to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including, without limitation, to satisfy obligations under their existing credit facilities and other indebtedness; the ability of GLPI’s tenants to comply with laws, rules and regulations in the operation of GLPI’s properties, to deliver high quality services, to attract and retain qualified personnel and to attract customers; the ability to generate sufficient cash flows to service and comply with financial covenants under GLPI’s outstanding indebtedness; GLPI's ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; including for acquisitions or refinancings due to maturities; adverse changes in GLPI’s credit rating; the availability of qualified personnel and GLPI’s ability to retain its key management personnel; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to real estate, REITs or to the gaming, lodging or hospitality industries; changes in accounting standards; the impact of weather or climate events or conditions, natural disasters, acts of terrorism and other international hostilities, war (including the current conflict between Russia and Ukraine and conflicts in the Middle East) or political instability; the risk that the historical financial statements included herein do not reflect what the business, financial position or results of operations of GLPI may be in the future; other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur as presented or at all.

Contact
Gaming and Leisure Properties, Inc.            Investor Relations
Matthew Demchyk, Chief Investment Officer        Joseph Jaffoni, Richard Land, James Leahy at JCIR
610/401-2900                        212/835-8500
investorinquiries@glpropinc.com                glpi@jcir.com